UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

InfoSonics Corporation
(Exact name of registrant as specified in its charter)
Maryland	010-32217	33-0599368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4350 Executive Drive, Suite 100, San Diego, CA 92121
(Address of principal executive offices including zip code)
Registrant's telephone number, including area code: (858)-373-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 22, 2009, InfoSonics Corporation, a Maryland corporation (the “Company”), entered into a Distribution Agreement (the “Agreement”) with Samsung Electronics Argentina S.A. that allows the Company to distribute Samsung wireless telecommunications devices and related accessories to carriers, retailers and agents in Argentina and Uruguay.  The Agreement has an expiration date of December 31, 2009.  The Agreement replaces a previous agreement which expired in accordance with its terms.

The description of the Agreement above does not purport to be complete and is qualified in its entirety by reference to the Agreement itself, which is filed as an exhibit to this Current Report.

ITEM 8.01    OTHER EVENTS

Preliminary Court Approval of Settlement

On October 16, 2008, the parties to the securities class action captioned In Re InfoSonics Corporation Securities Litigation, Case No. 06-CV-1231, entered into a Stipulation and Agreement of Settlement (the “Securities Settlement”), which provided that the Securities Settlement was contingent on preliminary and final Court approval (after appropriate notice) of the Securities Settlement, among other contingencies, and provided for, among other things, a dismissal with prejudice of the lawsuit, releases of the defendants and a payment by the Company or its insurer of $3.8 million (inclusive of plaintiffs’ attorneys’ fees).

On October 17, 2008, the parties to the derivative action captioned In Re InfoSonics Corporation Derivative Litigation, Lead Case No. 06 CB 1336, entered into a Stipulation and Agreement of Settlement (the “Derivative Settlement”), which provided that the Derivative Settlement was contingent on preliminary and final Court approval (after appropriate notice) of Derivative Settlement, among other contingencies, and provided for, among other things, a dismissal with prejudice of the lawsuit, releases of the defendants, corporate governance changes and a payment by the Company or its insurer of plaintiffs’ attorneys’ fees to be ordered by the Court up to a maximum of $350,000.

Both the Securities Settlement and the Derivative Settlement provide that defendants deny any liability or responsibility for the claims made and make no admission of any wrongdoing.

On October 29, 2008, the Court took under submission without oral argument request for orders preliminarily approving the Securities Settlement and the Derivative Settlement.

With respect to the Securities Settlement, on January 20, 2009, the Court entered an order certifying the class, preliminarily approving the Securities Settlement, providing for notice to the class, and setting a fairness hearing on April 23, 2009 at 3:00 p.m. in the United States District Court for the Southern District of California.  With respect to the Derivative Settlement, on January 20, 2009, the Court entered an order preliminarily approving the Derivative Settlement, providing for notice, and setting a fairness hearing on April 23, 2009 at 3:00 p.m. in the same courthouse.

With respect to the April 23, 2009 hearing for the Derivative Settlement, please see the full text of the Notice of Hearing on Proposed Settlement of Derivative Action, a copy of which is attached to this Current Report on Form 8-K as Exhibit 20.1.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Distribution Agreement by and between InfoSonics Corporation and Samsung ElectronicsArgentina S.A. effective as of January 22, 2009.

99.1	Notice of hearing on proposed settlement of derivative action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
InfoSonics Corporation

Date: January 26, 2009	By:	/s/ Jeffrey Klausner
Jeffrey Klausner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Distribution Agreement by and between InfoSonics Corporation and Samsung ElectronicsArgentina S.A. effective as of January 22, 2009.

99.1	Notice of hearing on proposed settlement of derivative action.